SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                      CURRENT REPORT
            Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934

           Date of Report:  January 12, 1996
            (Date of earliest event reported)

                 LIDAK PHARMACEUTICALS
  (Exact name of registrant as specified in its charter)

                        CALIFORNIA
       (State or other jurisdiction of incorporation)

         0-18734                     33-0314804
(Commission File Number)           (IRS Employer
                                 Identification No.)

11077 North Torrey Pines Road, La Jolla, California 92037
    (Address of principal executive offices)     (Zip code)

                     (619) 558-0364
      (Registrants telephone number, including area code)

Item 5.  OTHER EVENTS

          The registrant recently completed the second stage of a two-stage private placement financing that raised gross proceeds of $15 million consisting of the sale of $1.5 million in Class A Common Stock and the aggregate of $13.5 million ($6.0 million and $7.5 million) of Convertible Notes ("Notes"). The Notes are convertible into a maximum of 5,513,018 shares of the Company's Class A Common Stock, at the option of the holders, at a price equal to 80% of the average closing bid price for the Class A Common Stock for the seven trading days prior to the date of conversion. The conversion schedule with respect to $10.5 million of the principal amount of the Notes is as follows: One-third may be converted 15 days, 45 days and 65 days, respectively, after the effective date of the Registration Statement No. 33-64983 on Form S-3 ("Registration Statement") covering such shares. The conversion schedule with respect to $3.0 million of the principal amount of the Notes is as follows:
One-third may be converted 30 days, 60 days and 90 days, respectively, after the effective date of the Registration Statement. The Company anticipates the Registration Statement to be effective on or around January 25, 1996. In the event that shares of Class A Common Stock cannot be issued upon request for conversion due to the maximum share limitation, the Company is immediately obligated to repay the Note holders, in lieu of conversion, the principal of that portion of the Notes which cannot be converted plus a premium equal to 25% of such principal amount plus any accrued and unpaid interest. At its option, the Holder(s) of $3.0 million of the principal amount of the Notes can require the Company to issue shares of Class A Common Stock at their then fair market value in exchange for the above-referenced principal and premium payment.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

             (i)  Exhibit 99
                  Press Release dated January 12, 1996

                     SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             LIDAK PHARMACEUTICALS

Date:  January 16, 1996     By:\s\Michael H. Lorber
                               -----------------------
                               Vice President/CFO & Secretary

EXHIBIT 99

                             LIDAK PHARMACEUTICALS
                         11077 North Torrey Pines Road
                          La Jolla, California  92037

                               NEWS RELEASE

DATE:    JANUARY   12,   1996             CONTACT:  Michael H. Lorber
                                                    Vice President/CFO
RELEASE DATE:  IMMEDIATE                            LIDAK Pharmaceuticals
                                                    (619) 558-0364

                                                    Lisa Dawn Katz
                                                    Investor Relations
                                                    Administrator
                                                    LIDAK Pharmaceuticals
                                                    (619) 558-0364

                 LIDAK PHARMACEUTICALS COMPLETES
          SECOND STAGE OF 15.0 MILLION DOLLAR FINANCING

       LA   JOLLA,  CALIFORNIA  --  January  12,  1996  --  LIDAK
Pharmaceuticals (Nasdaq NNM: LDAKA) announced that the Company has completed the second stage of a two-stage private placement financing that raised total gross proceeds of $15 million pursuant to Regulation D of the Securities Act of 1933. The just-completed second stage raised $6.0 million through the issuance of convertible notes to two institutional investors. The first stage, completed in mid-November 1995, raised $9.0 million through the sale of a combination of $1.5 million in Class A Common Stock and $7.5 million of convertible notes.

      As announced upon completion of the first stage, the final price per share of Class A Common Stock to be issued upon optional conversion of the notes will be determined at the time of future conversions. The per share price of the common stock will be set according to the average daily closing price of the Company's common stock during the seven trading days immediately prior to conversion.

      As noted by LIDAK's president and chief executive officer David H. Katz, M.D., in announcing the completion of the first stage of the financing, "The structure of the financing potentially limits shareholder dilution by deferring the conversion price to future dates, at which time the share price may be higher if important near-term corporate and product development milestones are achieved." Katz also stated, "The completion of the full financing positions the Company to enter the clinic with LIDAKOLTM for additional indications and to broaden its future drug portfolio."

      LIDAK Pharmaceuticals is developing therapeutic products against virally caused diseases, inflammatory disorders and cancer.
                              # # #
     The information contained in the press release should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request.